United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2026, Atlantic Union Bankshares Corporation (the “Company”) completed an underwritten public offering (the “Offering”) of $250 million in aggregate principal amount of its 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes were issued pursuant to the Subordinated Indenture, dated as of December 5, 2016 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of July 30, 2026 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company and will mature on August 1, 2036. From and including July 30, 2026, to, but excluding August 1, 2031, or the date of earlier redemption, the Notes will bear interest at a fixed rate of 6.25% per annum, payable semi-annually in arrears. From and including August 1, 2031, to, but excluding August 1, 2036 or the date of earlier redemption, the Notes will bear interest at an annual floating rate equal to the Three-Month Term Secured Overnight Financing Rate, or SOFR (as defined in the Notes), or such other benchmark rate, plus a spread of 213 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears.

On August 1, 2031 or any date thereafter, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of par, plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may redeem the Notes at any time, including prior to August 1, 2031, at the Company’s option, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under applicable laws or regulations, including capital regulations, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date.

The foregoing summaries of the Base Indenture, the Supplemental Indenture and the Notes are not complete, and are each qualified in their entirety by reference to the complete text of the Base Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety. Troutman Pepper Locke LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1 regarding the legality of the Notes.

The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items related to the Offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3ASR (File No. 333-281290).

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

4.1	Subordinated Indenture, dated as of December 5, 2016, between Union Bankshares Corporation and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on December 5, 2016).
4.2	Third Supplemental Indenture, dated as of July 30, 2026, between Atlantic Union Bankshares Corporation and U.S. Bank Trust Company, National Association, as Trustee (including the form of Note attached as an exhibit thereto).
4.3	Form of 6.25% Fixed-to-Floating Subordinated Note due 2036 (included in Exhibit 4.2)
5.1	Opinion of Troutman Pepper Locke LLP, counsel to Atlantic Union Bankshares Corporation, as to the legality of the Notes.
23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This report and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the Offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: July 30, 2026	By:	/s/ Alexander D. Dodd
Alexander D. Dodd
Executive Vice President and
Chief Financial Officer

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